Exhibit 77I

ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the Funds dated September 7, 2010, amended June 30, 2011 is incorporated by reference to Post-Effective Amendment No. 130 to the Registration Statement of the Registrant on Form Type 485BPOS filed on September 28, 2011, ACCESSION NO. 0001193125-11-258869.